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                                 ADDENDUM TO GALAXY X
                            TRANSPONDER PURCHASE AGREEMENT
                                       BETWEEN
                               GCI COMMUNICATION CORP.
                                         AND
                          HUGHES COMMUNICATIONS GALAXY, INC.


    This document shall constitute an Addendum to that certain Galaxy X Transponder Purchase Agreement between GCI COMMUNICATION CORP. ("Buyer") and HUGHES COMMUNICATIONS GALAXY, INC. ("HCG"), dated as of [_______________] (the "Agreement"). This Addendum amends the Agreement as indicated herein. If there is any inconsistency between this Addendum and the Agreement, then this Addendum shall prevail. This Addendum is being executed concurrently and is dated as of even date with, and is an integral part of, the Agreement. Any reference to the "Agreement" shall refer collectively to the Agreement and this Addendum. Terms not otherwise defined herein shall have the meanings set forth in the Agreement.

1.  A NEW SECTION 22 IS ADDED HEREBY:

    22. INTERIM CAPACITY: Buyer shall lease from HCG, and HCG shall lease to Buyer, five (5) U.S.-Mode C-Band transponders on a satellite commonly known as "Galaxy IX", which shall be located at 123DEG. West Longitude orbital location, from the date on which transponder service on Galaxy IX shall commence (as determined by HCG in its sole discretion) through the Delivery of Galaxy X, at a Monthly Lease Rate of $65,000 per transponder per month, payable in advance on the first day of each month. Provided that the Galaxy X Delivery has not occurred on or before September 1, 1998, then HCG shall lease to Buyer, and Buyer shall lease from HCG, another U.S.-Mode C-Band transponder on Galaxy IX (thereby a total number of six (6) transponders) from September 1, 1998 through the Galaxy X Delivery. Provided that the Galaxy X Delivery has not occurred on or before September 1, 1999, HCG shall lease to Buyer, and Buyer shall lease from HCG, another U.S.-Mode C-Band transponder on Galaxy IX (thereby a total number of seven (7) transponders) from September 1, 1999 or September 1, 2000, at Buyer's sole option, through the Galaxy X Delivery. Buyer may elect to take Transponder Nos. 6 and 7 early with thirty (30) days advance notice to HCG. The Monthly Lease Rate for the sixth and seventh Galaxy IX transponders shall be $75,000 per transponder per month, payable in advance on the first day of each month. Buyer shall notify HCG in writing of its decision to elect either September 1, 1999 or September 1, 2000 as the start date for the lease of the seventh (7th) transponder on or before March 1, 1999. If Buyer does not provide HCG with such written notice, then Buyer shall be deemed to have elected the September 1, 2000 date. If Buyer elects or is deemed to have elected the September 1, 2000 date, then Buyer shall pay to HCG $500,000 either concurrently with Buyer's written notice or on March 1, 1999, respectively. However, the parties agree that the Monthly Lease Rate per each transponder shall increase to $105,000 as of the date on which Galaxy X suffers a launch failure or March 1, 1998, whichever occurs first. The lease of the Galaxy IX transponders shall be governed by the terms and conditions of the Agreement regarding use of the Transponders, including Sections 7, 8, 9 and 10 and any other then-effective HCG's standard provisions applicable to the lease or use


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of capacity on Galaxy IX.  The condition precedent to the interim capacity on
Galaxy IX as set forth in this Section 22 shall be the successful launch and operation of Galaxy IX.

    In the event that Galaxy X is not Delivered into orbit on or before December 31, 1998, or the launch thereof is a failure, AND NO REPLACEMENT IS CONTEMPLATED, Buyer shall take all six of its Galaxy X C-Band Transponders on Galaxy IX instead (all six (6) as a group in either U.S.-Mode or Alaska-Mode), at the Monthly Lease Rate of $90,000 per Transponder per month, for a Lease Term commencing on the date of such Delivery or launch failure and terminating on the twelfth anniversary of the Delivery of Galaxy IX, and the Capacity of Buyer on Galaxy IX shall continue as a Lease and not a Purchase. In that event, Buyer agrees to execute any and all necessary documents to convert the Purchase of Transponders on Galaxy X to a Lease of the same amount of Capacity on Galaxy IX. Alternatively, Buyer shall have the right to convert the lease of such Galaxy IX transponders to a purchase. The purchase price shall be an amount representing $105,000 per month discounted at 12% per annum, compounded monthly, based on the then-remaining life of Galaxy IX. The TT&C fee and the in-orbit warranty fee shall be included in the purchase price. The purchase of the Galaxy IX transponders shall be governed by HCG's then-effective standard Galaxy IX purchase agreement.

    IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Addendum.

GCI COMMUNICATION CORP.                HUGHES COMMUNICATIONS GALAXY, INC.


By:________________________________    By:________________________________

Its:  Sr. Vice President               Its:  Sr. Vice President

Date:  95 August 24                    Date:  8/24/95


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